UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

ARROW RESOURCES DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower
152 W. 57th Street
New York, New York 10019
(Address of principal executive offices)

(212) 262-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review.

The Company intends to file an amendment to its Form 10-K for the year ended December 31, 2010.  It has been brought to the Company’s attention, by its auditors, that there are some typographical, punctuation, numerical transposition and text errors in our recently filed 10-K. Therefore the Company will be filing an amended version correcting these errors. The Company is amending its 8-K filed on May 4, 2011 which stated that the Company intends to file an amended 10-K for the year ended December 31, 2010. The Company does not anticipate any significant changes in the consolidated balance sheet, or related consolidated statements of operations, changes in stockholders’ (deficit) equity or cash flows.   The Auditors notified the Company on May 4, 2011, that the 10-K was to be amended.  The Board of Directors are aware of the forth coming amended 10-K and the filing of this 8-K/A. There can be no reliance on the previously filed 10-K for the year ended December 31, 2010.

Exhibit 7.  Auditor’s letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.
Date: May 17, 2011	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer